Exhibit 99.1
Rent-A-Center, Inc. Announces New Independent Director B.C. Silver and Upcoming Retirement of Director Michael Gade
PLANO, Texas--(BUSINESS WIRE)—February 1, 2021-- Rent-A-Center, Inc. (the "Company" or "Rent-A-Center") (NASDAQ/NGS: RCII), a leader in the lease-to-own industry, today announced that, effective January 29, 2021, Mr. B.C. Silver has been elected to the Rent-A-Center Board of Directors (the “Board”) as a new independent director.
Silver is an accomplished marketing executive and entrepreneur who has established several startup companies in the financial services and technology industries. Silver is currently the founder of Grind Finance, a mobile banking company designed to empower underserved communities. From 2017 to 2019, Silver served as President, Chief Marketing Officer for RushCard (which was acquired by Green Dot Corporation) and as General Manager-Consumer Division and Vice President of Digital Marketing and Account Acquisition for Green Dot Corporation, a financial technology leader and bank holding company that designs and deploys mobile banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. From 2015 to 2017, Silver served as Senior Director of Marketing and Strategic Planning for Mars, Incorporated, a leading global consumer products company with a portfolio of confectionery, food and pet care products and services. Prior to Mars, Silver served in sales and marketing positions with The Clorox Company and Procter & Gamble.
“B.C.’s extensive knowledge in financial technology, consumer products and retail, along with his strong marketing background and leadership skills, will provide a valuable addition to our Board as we continue to invest in our digital lease-to-own solutions across our business,” said Mitch Fadel, Chief Executive Officer of Rent-A-Center. “We are excited to have B.C. join our Board and look forward to his insights and contributions to our company.”
Silver will serve as a Class III director and will stand for re-election to the Board at the Company's 2021 annual stockholders meeting.
The Company also announced that current director Michael Gade will be retiring from the Board at the end of his current term at the Company’s 2021 annual stockholders meeting. Mr. Gade has served on the Board since 2005.
Jeffrey Brown, Chairman of the Board of Rent-A-Center, said, “Mike has been an invaluable member of our Board for the past 16 years. With his professionalism and dedication, he has helped transform Rent-A-Center as we have continued to pursue growth opportunities and build on our strong foundation. Mike will be missed on the Board and we wish him well.”
About Rent-A-Center, Inc.
Rent-A-Center, Inc. (NASDAQ: RCII) is an industry leading omni-channel lease-to-own provider for the credit constrained customer. The Company focuses on improving the quality of life for its customers by providing access and the opportunity to obtain ownership of high-quality, durable products via small payments over time under a flexible lease-purchase agreement and no long-term debt obligation. Preferred Lease provides virtual and staffed lease-to-own solutions to retail partners in stores and online enabling our partners to grow sales by expanding their customer base utilizing our differentiated offering. The Rent-A-Center Business and Mexico segments provide lease-to-own options on products such as furniture, appliances, consumer electronics, and computers in approximately 1,950 Rent-A-Center stores in the United States, Mexico, and Puerto Rico and on its e-commerce platform, Rentacenter.com. The Franchising segment is a national franchiser of approximately 460 franchise locations. Rent-A-Center is headquartered in Plano, Texas. For additional information about the Company, please visit our website at Rentacenter.com or Investor.rentacenter.com.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect,"

Exhibit 99.1
"intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning the Company’s growth strategies and initiatives and other future growth opportunities. There can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such differences include the risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Investors:
Rent-A-Center, Inc.
Maureen Short
EVP, Chief Financial Officer
972-801-1899
Maureen.short@rentacenter.com